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                                                                      EXHIBIT 21

                         MINE SAFETY APPLIANCES COMPANY

           The registrant's present affiliates include the following:

                                                                 State or Other
                                                                 Jurisdiction of
                Name                                              Incorporation
-------------------------------------------                      ---------------
Compania MSA de Argentina S.A.                                      Argentina
MSA (Aust.) Pty. Limited                                            Australia
MSA-Auer Sicherheitstechnik Vertriebs GmbH                          Austria
MSA Export Limited                                                  Barbados
MSA Belgium NV                                                      Belgium
MSA do Brasil Ltda.                                                 Brazil
MSA Canada                                                          Canada
MSA de Chile Ltda.                                                  Chile
Wuxi-MSA Safety Equipment Co. Ltd.                                  China
Rose Manufacturing Company                                          Colorado
MSA International, Inc.                                             Delaware
MSA de France                                                       France
MSA Gallet                                                          France
MSA Auer                                                            Germany
MSA Europe                                                          Germany
MSA-Auer Hungaria Safety Technology                                 Hungary
MSA Italiana S.p.A.                                                 Italy
MSA Japan Ltd.                                                      Japan
MSA de Mexico, S.A. de C.V.                                         Mexico
MSA Nederland, B.V.                                                 Netherlands
MSA del Peru S.A.C.                                                 Peru
MSA-Auer Polska Sp. z o.o.                                          Poland
MSA (Britain) Limited                                               Scotland
MSA S.E. Asia Pte. Ltd.                                             Singapore
MSA Africa (Pty.) Ltd.                                              South Africa
MSA Espanola S.A.                                                   Spain
MSA Nordic                                                          Sweden
Aritron Instrument A.G.                                             Switzerland
MSA Zimbabwe (Pvt.) Limited                                         Zimbabwe

         The above-mentioned affiliated companies are included in the consolidated financial statements of the registrant filed as part of this annual report. The names of certain other affiliates, which considered in the aggregate as a single affiliate would not constitute a significant affiliate, have been omitted.